UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                       ----------------------

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005

                        Gaming Venture Corp., U.S.A.
              Exact name of Registrant as specified in its charter)

             Nevada                               86-0883289
     (State or other jurisdiction of            (I.R.S. Employer
     incorporation or organization               Identification
                                                     Number)

801 Pascack Road
Paramus, NJ                                           07652
 (Address of principal executive offices)            (Zip Code)

                            (201) 599-8484
              (Registrant's telephone number, including area code)


     (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities
Act
      (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14.a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 14, 2005, Gaming Venture Corp., U.S.A. entered into an Agreement of Merger and Plan of Reorganization among SK2, Inc., a Delaware corporation and parent company of Kuhlman retail stores ("Kuhlman"), and GV Acquisition Co., a Delaware corporation and wholly
owned subsidiary of Gaming Venture Corp., U.S.A.    Kuhlman is a
specialty retailer and wholesale provider of exclusively designed, distinctive, high quality apparel.

The transaction of the subject agreement is designed as a reverse merger with Kuhlman to be the surviving corporation and an operating
subsidiary of Gaming Venture Corp., U.S.A.   Under the agreement, GV
Acquisition Co. will merge with and into Kuhlman. As a result of the merger and in exchange for the cancellation of their shares, Kuhlman shareholders will receive shares of Gaming Venture Corp., U.S.A.
Prior to the closing of the merger, Gaming Venture Corp., U.S.A. will effectuate a 1-for-5 reverse split and change the name of the company
to Kuhlman Company, Inc.   The completion of the merger is contingent,
among other things, on shareholder approval by the shareholders of both Kuhlman and Gaming Venture Corp., U.S.A. The board of directors of both companies have approved the transaction.

There are no material relationships between Gaming Venture Corp., U.S.A. and any of the parties, other than in respect to the Agreement and Plan of Merger and Reorganization.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits No.                            Description

    Exhibit 10.1                Agreement and Plan of Merger
                                And Reorganization dated April 14, 2005


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GAMING VENTURE CORP., U.S.A.


Date:  April 18, 2005             By: /s/ Alan Woinski
                                  ---------------------------
                                  Alan Woinski
                                  President and Chief Executive Officer